EXHIBIT 23.1

                CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus pertaining to The MacNeal-Schwendler Corporation 1996 Employee
Stock Purchase Plan of our report dated March 6, 1996, with respect to the consolidated financial statements of The MacNeal-Schwendler Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 1996 filed with the Securities and Exchange Commission.




                               /s/  ERNST & YOUNG LLP


Los Angeles, California
September 16, 1996